Exhbit 99.1

FOR IMMEDIATE RELEASE

M/I Homes Reports Unit Results for the Second Quarter of 2008

Columbus, Ohio (July 10, 2008) - M/I Homes, Inc. (NYSE:MHO) announced homes delivered and new contracts for the three- and six-month periods ended June 30, 2008 and backlog as of the end of the period.

Homes delivered for the 2008 second quarter decreased to 478 from 2007’s 755.  For the six month period ended June 30, 2008, homes delivered were 952, down 35% from 1,459 in the same period of 2007.  New contracts for 2008’s second quarter were 530, down 23% from 2007’s second quarter of 688.  For the first six months, 2008’s new contracts declined 34% to 1,084 from 1,630 in 2007.  The Company’s cancellation rate was 22% in the second quarter of 2008, compared to 29% in the comparable 2007 quarter.  The sales value of backlog of homes at June 30, 2008 was $254 million with backlog units of 880 and an average sales price of $289,000.  The backlog of homes at June 30, 2007 had a sales value of $554 million with backlog units of 1,694 and an average sales price of $327,000.  M/I Homes had 138 active communities at June 30, 2008 compared to 161 at June 30, 2007.

The Company expects to report second quarter and year-to-date financial results on July 31, 2008.  You are invited to listen to the conference call over the Internet at 4:00 p.m. Eastern Time.  To hear the call, log on to the M/I Homes website at mihomes.com, click on “Investors” and select “Listen to the Conference Call.”  The call, along with non-GAAP financial measures, will be available through July 2009.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered over 72,000 homes.  The company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.  The company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; South Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President and Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President and Corporate Controller, (614) 418-8225
investorrelations@mihomes.com

M/I HOMES, INC.
Homebuilding Operational Data

NEW CONTRACTS
	Three months ended			Six months ended
	June 30,			June 30,

			%			%
Region	2008	2007	Change	2008	2007	Change

Midwest	248	329	(25)	488	804	(39)

Florida*	138	137	1	287	300	(4)

Mid-Atlantic	144	216	(33)	309	509	(39)

Continuing Operations	530	682	(22)	1,084	1,613	(33)

Discontinued Operations*	-	6	(100)	-	17	(100)

Consolidated Total	530	688	(23)	1,084	1,630	(34)

HOMES DELIVERED
	Three months ended			Six months ended
	June 30,			June 30,

			%			%
Region	2008	2007	Change	2008	2007	Change

Midwest	227	321	(29)	416	617	(33)

Florida*	110	231	(52)	250	455	(45)

Mid-Atlantic	129	186	(31)	250	352	(29)

Continuing Operations	466	738	(37)	916	1,424	(36)

Discontinued Operations*	12	17	(29)	36	35	3

Consolidated Total	478	755	(37)	952	1,459	(35)

BACKLOG
	June 30, 2008			June 30, 2007
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Midwest	463	124	$267,000	819	213	$260,000

Florida*	158	44	$278,000	338	116	$343,000

Mid-Atlantic	259	86	$334,000	465	187	$403,000

Continuing Operations	880	254	$289,000	1,622	516	$319,000

Discontinued Operations*	-	-	-	72	38	$526,000

Consolidated Total	880	254	$289,000	1,694	554	$327,000

*The Florida Region and Continuing Operations exclude the Company’s West Palm Beach Division, which is now classified as a Discontinued Operation.